SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

(Date of Report) (Date of earliest event reported): September 15, 2016

PLANDAI BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51206	20-1389815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 Hanover Square, London, England W1S 1BN

(Address of principal executive offices)

Registrant's telephone number, including area code:

(917) 900-6829

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On September 9, 2016, shareholders representing 54% of the issued and outstanding shares eligible to vote convened a special meeting of the shareholders and approved an amendment to the Company’s articles of incorporation to increase the number of issued and outstanding shares from 500 million shares to 1 billion shares. The Articles of Amendment were filed with the Secretary of State of Nevada on September 15, 2016.

Section 8 Other Events

Item 8.01 Other Events.

On September 20, 2016, the Company’s Board of Directors voted to approve a stock dividend of 25 million shares, representing 25% of the total outstanding stock of its wholly-owned subsidiary, Cannabis Biosciences, Inc., which will be paid to Plandaí’s shareholders of record as of September 30, 2016. The Company intends to file a registration statement covering the dividend shares as part of the Company’s plan to spin Cannabis Biosciences off as a separate, publicly-traded entity in the coming months.

Cannabis Biosciences is the parent company of Plandaí Biotechnology Uruguay, S.A., and holds the license from Plandaí to conduct all product development, clinical trials, sales and marketing for Plandaí’s cannabis-derived bioavailable extract.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
3.1	Certificate of Amendment filed September 15, 2016.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 21, 2016

PLANDAI BIOTECHNOLOGY, INC. By: /s/ Roger Duffield Roger Duffield Chief Executive Officer

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